EXHIBIT 3.7


                            CERTIFICATE OF AMENDMENT
                                       OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                          THE CHALONE WINE GROUP, LTD.,
                            a California corporation


                  The undersigned, Thomas B. Selfridge and Daniel E. Cohn, hereby certify that:

                  ONE: They are the duly elected and acting President and Chief Executive Officer and the Secretary, respectively, of The Chalone Wine Group, Ltd. a California corporation.

                  TWO: Article THIRD of the Restated Articles of Incorporation of this corporation is amended to read in its entirety as follows:

                  "THIRD. The Corporation is authorized to issue only one class of stock; and the total number of shares which the Corporation is authorized to issue is Twenty-Five Million (25,000,000)."

                  THREE: The foregoing amendment of the Restated Articles of Incorporation of this corporation has been duly approved by the Board of Directors of this corporation.

                  FOUR: The foregoing amendment of the Restated Articles of Incorporation of this corporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares is 12,068,944. The percentage vote required was fifty percent (50%) or more of the outstanding shares and the number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required.

                  We further declare under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

                  Executed at Napa, California, on June 18, 2002.



                                              /s/ THOMAS B. SELFRIDGE
                                              __________________________________
                                              Thomas B. Selfridge, President and
                                              Chief Executive Officer



                                              /s/ DANIEL E. COHN
                                              __________________________________
                                              Daniel E. Cohn, Secretary